Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2020 Results

DENVER, August 6, 2020 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2020.

Second Quarter 2020 Investment Highlights:

•	Invested $36.3 million in six investments

•	Realized proceeds of $5.0 million from the partial sale of one investment

•	Realized proceeds from paydowns of $598,996 from two investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of June 30, 2020 (excluding cash and cash equivalents) was approximately 10.10%

Second Quarter 2020 Financial Results

Net investment income was $2,662,465 or $0.41 per share, comprised of $4,017,972 gross income and $1,355,507 of expenses. Net Assets at quarter end were $133,059,234. The Company’s Net Asset Value was $20.27 per share, up $1.27 from the prior quarter.

In the second quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on June 26, 2020 to shareholders of record at the close of business on June 19, 2020.

The Company had $33 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 19% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2020, the Company had total assets of $173,984,251 consisting of total investments of $165,755,271, cash and other assets of $8,228,980.

During the quarter, the Company invested a total of $36,326,963 in six bank-related investments. The Company invested a total of $25,185,650 in alternative capital securities, $6,826,313 in one common stock, and $4,315,000 in one preferred stock. The Company received proceeds of $5,025,252 from the partial sale of iShares S&P U.S. Preferred Stock Index Fund (PFF).

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 6, 2020 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 20, 2020. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13706664. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2020	March 31, 2020
Assets
Investments in securities, at fair value (cost: $176,329,751 and $152,196,520 respectively)	$165,755,271	$132,978,058
Cash	271,693	62,841
Foreign cash (cost: $5,036,821)	5,036,962	-
Unrealized appreciation on forward currency exchange contracts	347	-
Interest and dividends receivable	2,333,443	1,288,615
Prepaid assets	586,535	594,907
Total assets	173,984,251	134,924,421

Liabilities
Loan payable	33,000,000	9,000,000
Payable for securities purchased	5,181,389	-
Options written, at value (premiums received $1,801,080)	1,513,750	-
Investment advisory fee payable	750,435	587,069
Loan interest payable	33,856	3,829
Directors fee payable	-	92,603
Accrued expenses payable	445,587	562,442
Total liabilities	40,925,017	10,245,943
Net Assets	$133,059,234	$124,678,478

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,564	$6,562
Paid-in-Capital	144,961,221	143,912,066
Total distributable earnings / (loss)	(11,908,551)	(19,240,150)
Net Assets	$133,059,234	$124,678,478

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,563,892	6,561,700
Net asset value per common share	$20.27	$19.00
Market price per share	$15.90	$16.23
Market price discount to net asset value per share	-21.56%	-14.58%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	June 30, 2020	March 31, 2020
Investment Income
Interest	$2,873,378	$2,809,760
Dividends	1,008,211	737,056
Origination fee income	36,853	27,402
Other Income (service fees and due diligence fees)	99,530	111,075
Total Investment Income	4,017,972	3,685,293

Expenses
Investment advisory fees	750,435	587,069
Interest expense	183,810	166,826
Directors’ fees	101,156	77,399
Transfer agent, custodian fees and administrator fees	72,364	72,364
Bank administration fees	40,018	40,017
Professional fees	39,774	39,773
ABA marketing and licensing fees	37,431	37,437
Investor relations fees	30,866	30,865
Delaware franchise tax	22,693	22,694
Insurance expense	17,950	17,951
Valuation fees	14,987	14,988
Printing	14,511	14,511
Miscellaneous fees (proxy, rating agency, etc.)	29,512	33,261
Total expenses	1,355,507	1,155,155
Net Investment Income	2,662,465	2,530,138

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized loss on investments	(327,535)	(301,223)
Net realized loss from forward foreign currency transactions	(208,064)	-
Net realized loss from foreign currency transactions	(228,928)	-
Net change in net unrealized appreciation / depreciation on investments	8,643,982	(18,304,949)
Net change in unrealized appreciation on written options	287,330	-
Net change in unrealized appreciation on forward currency transactions	347	-
Net change in unrealized appreciation on foreign currency transactions	7,252	-
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency transactions	8,174,384	(18,606,172)

Net Increase / (Decrease) in Net Assets Resulting From Operations	$10,836,849	$(16,076,034)

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three
Months Ended
June 30, 2020
Per Share Operating Performance
Net Asset Value, beginning of period	$19.00
Net investment income(1)	0.41
Net realized and unrealized gain / (loss) on investments	1.24
Total from investment operations	1.65

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$20.27

Per share market value, end of period	$15.90

Total Investment Return (2)
Based on market value	0.15%
Based on net asset value	9.06%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$133.1

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.10%
Expenses after waivers(5)*	4.10%
Net investment income(6)*	8.05%
Portfolio turnover rate **	13%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$33,000
Asset coverage per $1,000 for revolving credit agreement(7)	5,032

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.54%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.13%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.13%.
(6)	Ratio of net investment income to average managed assets equals 6.15%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’ total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized